The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2014 Results

Cincinnati, February 4, 2015 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Fourth-quarter 2014 net income of $167 million, or $1.02 per share, compared with $122 million, or 74 cents per share, in the fourth quarter of 2013.

•
Full-year 2014 net income of $525 million, or $3.18 per share, up 2 percent from $517 million, or $3.12, in 2013. Operating income of $440 million, or $2.66 per share, down 5 percent from $463 million, or $2.80 per share.

•
$45 million or 37 percent increase in fourth-quarter 2014 net income reflected the after-tax net effect of two primary items: a $26 million improvement in the contribution from property casualty underwriting, reflecting a $26 million dollar favorable effect from lower natural catastrophe losses, and a $16 million increase from net realized investment gains.

•	$40.14 book value per share at December 31, 2014, up 8 percent from December 31, 2013.

•	12.6 percent value creation ratio for full-year 2014, compared with 16.1 percent for 2013.

Financial Highlights

(In millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenue Data
Earned premiums	$1,086	$1,025	6	$4,243	$3,902	9
Investment income, pretax	140	137	2	549	529	4
Total revenues	1,262	1,172	8	4,945	4,531	9
Income Statement Data
Net income	$167	$122	37	$525	$517	2
Realized investment gains, net	19	3	533	85	54	57
Operating income*	$148	$119	24	$440	$463	(5)
Per Share Data (diluted)
Net income	$1.02	$0.74	38	$3.18	$3.12	2
Realized investment gains, net	0.13	0.02	550	0.52	0.32	63
Operating income*	$0.89	$0.72	24	$2.66	$2.80	(5)

Book value				$40.14	$37.21	8
Cash dividend declared	$0.44	$0.42	5	$1.76	$1.655	6
Weighted average shares outstanding	165.3	165.7	0	165.1	165.4	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U. S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 4Q14 Release 1

Insurance Operations Fourth-Quarter Highlights

•
90.4 percent fourth-quarter 2014 property casualty combined ratio, improved from 93.9 percent for fourth-quarter 2013. Full-year 2014 property casualty combined ratio at 95.6%, with net written premiums up 6 percent.

•	9 percent increase in fourth-quarter net written premiums, reflecting higher pricing and growth initiatives.

•
$122 million fourth-quarter 2014 property casualty new business written premiums. Agencies appointed since the beginning of 2013 contributed $10 million or 8 percent to total fourth-quarter new business written premiums.

•	6 cents per share contribution from life insurance operating income to fourth-quarter results, matching a year ago.
Investment and Balance Sheet Highlights

•	2 percent or $3 million rise in fourth-quarter 2014 pretax investment income, including a 6 percent increase in stock portfolio dividends.

•	7 percent full-year rise in fair value of invested assets plus cash at December 31, 2014, including an 11 percent increase for the stock portfolio and a 4 percent increase for the bond portfolio.

•	$1.784 billion parent company cash and marketable securities at year-end 2014, up 16 percent from a year ago.

Book Value Reaches Record High
Steven J. Johnston, president and chief executive officer, commented: “Strong fourth-quarter net and operating income brought our 2014 full-year results essentially in line with full-year 2013. Positive contributions from both our insurance and investment operations increased our book value 8 percent to $40.14 per share at December 31, 2014. We finished the year with a value creation ratio of 12.6 percent, solidly within our long-term objective of a 10 percent to 13 percent annual average.

“After a stormy first-half, our property casualty insurance combined ratio improved 10 points during the second half. Our fourth-quarter combined ratio at 90.4 percent improved 3.5 points over last year’s fourth quarter, contributing to a satisfactory 95.6 percent ratio and $186 million of pretax underwriting gains for the year.

“Compared with 93.8 percent in 2013, the 2014 full-year ratio included a half-point increase from higher catastrophe losses and a full-point increase from higher weather-related losses that were not part of industry-designated catastrophe events. Our fourth-quarter and full-year combined ratios also included higher reserve estimates of losses and loss expenses incurred but not yet reported for our commercial casualty line of business. While our commercial casualty line achieved an underwriting profit in 2014, we felt it was prudent to record higher reserves for estimated losses in this line. Development for all lines in total remained favorable for the full year, as we continue to follow the same reserving practices that have resulted in an outstanding 26-year record of net favorable property casualty reserve development.”

Initiatives Drive Profitable Growth
“The pace of growth in our property casualty net written premiums ticked up to 9 percent in the fourth quarter. We believe our full-year growth of 6 percent is again ahead of the industry, reflecting our successful efforts to balance growth and profitability strategies. Our core combined ratio, which considers results before catastrophe losses and prior accident year reserve development, continued to improve this year to 92.3 percent. We are optimistic about our opportunities to continue finding the right balance between growth and profitability to create long-term value for shareholders.

“To accurately underwrite and price the business our independent agents produce, we continue efforts to maximize pricing sophistication while also inspecting more properties for both personal and commercial accounts. We’ll continue to segment our business through those pricing and risk selection actions, seeking to maintain our high retention rates on those policies we believe are most adequately priced. We’re confident that our initiatives in those areas are helping us determine the right price for each account.

“In addition, we are focused on solutions that help our agents attract and retain high-quality business. We are subdividing field territories to assure in-person service and deploying technology that increases ease of doing business. At the same time, we are improving and adding products to attract high net worth personal lines and targeted business clients, as well as surety and excess and surplus lines policyholders.”

Balance Sheet Shows Strength
“Our property casualty statutory surplus rose to $4.5 billion at December 31, indicating ample capacity to support our growth plans. A strong balance sheet gives us the flexibility to invest in our business while still paying shareholder dividends as a consistent, long-term strategy. The board of directors’ recent decision to increase the cash dividend demonstrates their confidence in the future success of our initiatives.”

CINF 4Q14 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$1,035	$960	8	$4,045	$3,713	9
Fee revenues	1	1	0	6	4	50
Total revenues	1,036	961	8	4,051	3,717	9

Loss and loss expenses	622	601	3	2,627	2,301	14
Underwriting expenses	314	300	5	1,238	1,183	5
Underwriting profit	$100	$60	67	$186	$233	(20)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.1%	62.6%	(2.5)	65.0%	61.9%	3.1
Underwriting expenses	30.3	31.3	(1.0)	30.6	31.9	(1.3)
Combined ratio	90.4%	93.9%	(3.5)	95.6%	93.8%	1.8

			% Change			% Change
Agency renewal written premiums	$906	$854	6	$3,794	$3,493	9
Agency new business written premiums	122	128	(5)	503	543	(7)
Other written premiums	(41)	(74)	45	(154)	(143)	(8)
Net written premiums	$987	$908	9	$4,143	$3,893	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.3%	59.9%	(1.6)	61.7%	60.6%	1.1
Current accident year catastrophe losses	(0.2)	3.5	(3.7)	5.7	5.4	0.3
Prior accident years before catastrophe losses	2.7	(0.5)	3.2	(1.8)	(3.3)	1.5
Prior accident years catastrophe losses	(0.7)	(0.3)	(0.4)	(0.6)	(0.8)	0.2
Loss and loss expense ratio	60.1%	62.6%	(2.5)	65.0%	61.9%	3.1

Current accident year combined ratio before
catastrophe losses	88.6%	91.2%	(2.6)	92.3%	92.5%	(0.2)

•
9 percent and 6 percent growth in fourth-quarter and full-year 2014 property casualty net written premiums. Full‑year renewal written premiums increase of 9 percent reflects higher pricing, rising insured exposures and multi-year compounding effects of premium growth initiatives.

•
5 percent and 7 percent lower fourth-quarter and full-year 2014 new business premiums written by agencies, compared with a year ago – when full-year 2013 was at a record high. Key factors affecting the 2014 decrease included disciplined pricing and the impact of underwriting profitability initiatives, partially offset by contributions from new agency appointments and other growth initiatives. Full-year 2014 new business premiums, down $40 million in total, included a $20 million increase from standard market property casualty production from agencies appointed since the beginning of 2013 and an increase of $9 million for excess and surplus lines.

•
1,466 agency relationships in 1,884 reporting locations marketing standard market property casualty insurance products at December 31, 2014, compared with 1,450 agency relationships in 1,823 reporting locations at year‑end 2013. During 2014, 99 new agency appointments were made as planned.

•	3.5 percentage-point fourth-quarter 2014 combined ratio improvement, compared with a year ago, driven by a 4.1 point decrease for lower losses from natural catastrophes.

•
1.8 percentage-point rise in full-year 2014 combined ratio, compared with 2013, including 0.5 points from higher natural catastrophe losses, 1.0 point from higher noncatastrophe weather-related losses and 1.5 points from higher estimates of incurred but not reported (IBNR) losses and loss expenses for our commercial casualty line of business.

•
2.0 percentage-point fourth-quarter unfavorable effect and 2.4 points full-year 2014 favorable effect from prior accident year reserve development of $22 million and $98 million, compared with 0.8 points and 4.1 points favorable effects from $8 million and $148 million of development for the same periods of 2013. The less favorable fourth-quarter and full-year reserve development was primarily due to higher estimates of IBNR losses and loss expenses for our commercial casualty line of business.

CINF 4Q14 Release 3

•
1.1 percentage-point increase, to 61.7 percent, for the full-year 2014 ratio of current accident year losses and loss expenses before catastrophes, largely due to a 1.0 percentage-point rise in the ratio for noncatastrophe weather-related losses.

•	1.0 and 1.3 percentage-point improvement in the fourth-quarter and full-year underwriting expense ratios, largely due to higher earned premiums and ongoing expense management efforts.

CINF 4Q14 Release 4

Commercial Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$730	$680	7	$2,856	$2,636	8
Fee revenues	1	1	0	4	3	33
Total revenues	731	681	7	2,860	2,639	8

Loss and loss expenses	454	411	10	1,812	1,596	14
Underwriting expenses	228	219	4	902	857	5
Underwriting profit	$49	$51	(4)	$146	$186	(22)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.3%	60.4%	1.9	63.5%	60.5%	3.0
Underwriting expenses	31.3	32.3	(1.0)	31.6	32.5	(0.9)
Combined ratio	93.6%	92.7%	0.9	95.1%	93.0%	2.1

			% Change			% Change
Agency renewal written premiums	$645	$606	6	$2,678	$2,471	8
Agency new business written premiums	86	92	(7)	360	391	(8)
Other written premiums	(32)	(63)	49	(116)	(102)	(14)
Net written premiums	$699	$635	10	$2,922	$2,760	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.9%	58.8%	0.1	60.7%	59.8%	0.9
Current accident year catastrophe losses	(0.1)	2.3	(2.4)	4.8	4.3	0.5
Prior accident years before catastrophe losses	4.4	(0.1)	4.5	(1.5)	(3.0)	1.5
Prior accident years catastrophe losses	(0.9)	(0.6)	(0.3)	(0.5)	(0.6)	0.1
Loss and loss expense ratio	62.3%	60.4%	1.9	63.5%	60.5%	3.0

Current accident year combined ratio before
catastrophe losses	90.2%	91.1%	(0.9)	92.3%	92.3%	0.0

•
10 percent and 6 percent growth in fourth-quarter and full-year 2014 commercial lines net written premiums, primarily due to higher renewal written premiums that included the effects of higher pricing and rising insured exposures.

•
$39 million and $207 million increase in fourth-quarter and full-year renewal written premiums, with fourth-quarter and full-year 2014 commercial lines pricing changes that increased on average in a low-single-digit range.

•
$31 million or 8 percent lower full-year 2014 new business written by agencies, down from a record-high amount a year ago and reflecting an $18 million decrease for our workers’ compensation line of business.

•	0.9 percentage-point rise in fourth-quarter 2014 combined ratio, driven by 8.5 points from estimates of IBNR losses and loss expenses.

•
2.1 percentage-point rise in the full-year 2014 combined ratio, including 0.6 points from higher natural catastrophe losses, 1.0 point from noncatastrophe weather-related losses and 4.2 points from higher incurred losses and loss expenses for our largest commercial line of business, commercial casualty. That line, while profitable for the year 2014, experienced ratio increases of 1.6 points for paid losses and loss expenses for accident years three or more years ago in aggregate and 6.2 points for estimates of IBNR losses and loss expenses for all accident years in aggregate.

•
3.5 percentage-point fourth-quarter unfavorable effect and 2.0 points full-year 2014 favorable effect from prior accident year reserve development of $26 million and $58 million, compared with 0.7 points and 3.6 points favorable effects from $5 million and $96 million of development for the same periods of 2013. The less favorable fourth-quarter and full-year reserve development was primarily due to estimates of IBNR losses and loss expenses for our commercial casualty line of business.

•
0.9 percentage-point increase, to 60.7 percent, for the full-year 2014 ratio of current accident year losses and loss expenses before catastrophes, largely due to a 1.0 point rise in the ratio for noncatastrophe weather-related losses and a 0.3 point increase in the ratio for current accident year losses of $1 million or more per claim.

CINF 4Q14 Release 5

Personal Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$266	$249	7	$1,041	$961	8
Fee revenues	0	0	0	2	1	100
Total revenues	266	249	7	1,043	962	8

Loss and loss expenses	148	177	(16)	740	639	16
Underwriting expenses	75	72	4	293	290	1
Underwriting profit	$43	$0	nm	$10	$33	(70)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	55.8%	71.4%	(15.6)	71.1%	66.6%	4.5
Underwriting expenses	27.9	28.9	(1.0)	28.1	30.2	(2.1)
Combined ratio	83.7%	100.3%	(16.6)	99.2%	96.8%	2.4

			% Change			% Change
Agency renewal written premiums	$233	$224	4	$1,005	$928	8
Agency new business written premiums	24	24	0	92	110	(16)
Other written premiums	(8)	(9)	11	(29)	(33)	12
Net written premiums	$249	$239	4	$1,068	$1,005	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.1%	62.6%	(6.5)	63.4%	61.9%	1.5
Current accident year catastrophe losses	(0.9)	7.4	(8.3)	8.8	8.8	0.0
Prior accident years before catastrophe losses	1.1	1.1	0.0	(0.1)	(3.0)	2.9
Prior accident years catastrophe losses	(0.5)	0.3	(0.8)	(1.0)	(1.1)	0.1
Loss and loss expense ratio	55.8%	71.4%	(15.6)	71.1%	66.6%	4.5

Current accident year combined ratio before
catastrophe losses	84.0%	91.5%	(7.5)	91.5%	92.1%	(0.6)

•	4 percent and 6 percent growth in fourth-quarter and full-year 2014 personal lines net written premiums, driven by increases in renewal written premiums.

•
4 percent increase in full-year 2014 earned premiums in aggregate from our four highest volume states where we offer personal lines policies and that represent approximately half of our personal lines premiums, while rising 13 percent for all other states in aggregate as we progress toward geographic diversification.

•
16 percent lower full-year 2014 new business written premium, declining as expected due to underwriting actions such as higher premium rates and expanded use of higher deductibles, age of roof limitations and more precise pricing.

•	16.6 percentage-point improvement in fourth-quarter 2014 combined ratio, including 9.1 points from lower natural catastrophe losses.

•
2.4 percentage-point rise in the full-year 2014 combined ratio, including 1.4 points from higher noncatastrophe weather-related losses and a 3.0 point rise from less favorable prior accident year reserve development.

•
0.6 percentage-point fourth-quarter unfavorable effect and 1.1 points full-year 2014 favorable effect from prior accident year reserve development of $1 million and $12 million, compared with effects of 1.4 points unfavorable and 4.1 points favorable from $3 million and $39 million of development for the same periods of 2013.

•
1.5 percentage-point increase, to 63.4 percent, for the full-year 2014 ratio of current accident year losses and loss expenses before catastrophes, largely due to a 1.4 percentage-point rise in the ratio for noncatastrophe weather-related losses.

CINF 4Q14 Release 6

Excess and Surplus Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$39	$31	26	$148	$116	28

Loss and loss expenses	20	13	54	75	66	14
Underwriting expenses	11	9	22	43	36	19
Underwriting profit	$8	$9	(11)	$30	$14	114

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	49.0%	41.0%	8.0	50.5%	56.7%	(6.2)
Underwriting expenses	28.8	29.4	(0.6)	28.9	31.1	(2.2)
Combined ratio	77.8%	70.4%	7.4	79.4%	87.8%	(8.4)

			% Change			% Change
Agency renewal written premiums	$28	$24	17	$111	$94	18
Agency new business written premiums	12	12	0	51	42	21
Other written premiums	(1)	(2)	50	(9)	(8)	(13)
Net written premiums	$39	$34	15	$153	$128	20

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.1%	62.6%	(0.5)	68.1%	67.1%	1.0
Current accident year catastrophe losses	2.9	(1.9)	4.8	1.8	0.7	1.1
Prior accident years before catastrophe losses	(16.1)	(19.9)	3.8	(19.6)	(11.2)	(8.4)
Prior accident years catastrophe losses	0.1	0.2	(0.1)	0.2	0.1	0.1
Loss and loss expense ratio	49.0%	41.0%	8.0	50.5%	56.7%	(6.2)

Current accident year combined ratio before
catastrophe losses	90.9%	92.0%	(1.1)	97.0%	98.2%	(1.2)

•
15 percent and 20 percent growth in fourth-quarter and full-year 2014 excess and surplus lines net written premiums, largely due to the opportunity to renew many accounts for the first time. Also contributing to growth were average fourth-quarter and full-year 2014 renewal price increases in a mid-single-digit range.

•
21 percent increase in full-year 2014 new business written premiums, rising in part due to enhanced service to agencies provided by a larger staff of excess and surplus lines field marketing representatives.

•	8.4 percentage-point combined ratio improvement for full-year 2014, primarily due to a larger benefit from favorable prior accident year reserve development.

CINF 4Q14 Release 7

Life Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Term life insurance	$32	$30	7	$131	$122	7
Universal life insurance	10	27	(63)	35	35	0
Other life insurance, annuity, and disability income products	9	8	13	32	32	0
Earned premiums	51	65	(22)	198	189	5
Investment income, net of expenses	36	36	0	144	140	3
Other income	2	1	100	6	4	50
Total revenues, excluding realized investment gains and losses	89	102	(13)	348	333	5
Contract holders’ benefits incurred	53	63	(16)	229	204	12
Operating expenses incurred	21	24	(13)	63	60	5
Total benefits and expenses	74	87	(15)	292	264	11
Net income before income tax and realized investment gains and losses	15	15	0	56	69	(19)
Income tax	5	6	(17)	20	25	(20)
Net income before realized investment gains and losses	$10	$9	11	$36	$44	(18)

•	$9 million or 5 percent increase in full-year 2014 earned premiums, including a 7 percent increase for term life insurance, our largest life insurance product line.

•	$1 million decline to $37 million in full-year 2014 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.

•	$8 million decrease in full-year 2014 profit, primarily due to less favorable mortality experience.

•
$72 million or 9 percent full-year 2014 increase to $904 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, largely reflecting net income and an increase in the fair value of the fixed-maturity portfolio due to a decrease in interest rates.

CINF 4Q14 Release 8

Investment and Balance Sheet Highlights
Investment Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Investment income, net of expenses	$140	$137	2	$549	$529	4
Investment interest credited to contract holders	(21)	(20)	(5)	(83)	(80)	(4)
Realized investment gains, net	32	6	433	133	83	60
Investment operations profit, pretax	$151	$123	23	$599	$532	13

Investment income:
Interest	$105	$104	1	$417	$413	1
Dividends	37	35	6	138	122	13
Other	—	1	(100)	2	3	(33)
Less investment expenses	2	3	0	8	9	(11)
Total investment income, net of expenses, pretax	140	137	2	549	529	4
Less income taxes	33	33	0	130	128	2
Investment income, net of expenses, after-tax	$107	$104	3	$419	$401	4

Investment returns:
Effective tax rate	23.6%	23.9%		23.7%	24.1%
Average invested assets plus cash and cash equivalents	$14,229	$13,289		$13,951	$12,832
Average yield pretax	3.94%	4.12%		3.94%	4.12%
Average yield after-tax	3.01	3.13		3.00	3.13
Fixed-maturity returns:
Effective tax rate	27.0%	27.2%		27.0%	27.1%
Average amortized cost	$8,898	$8,570		$8,755	$8,430
Average yield pretax	4.72%	4.85%		4.76%	4.90%
Average yield after-tax	3.45	3.53		3.48	3.57

•	$3 million or 2 percent rise in fourth-quarter 2014 investment income, including 6 percent growth in equity portfolio dividends and 1 percent growth in interest income.

•
$152 million or 6 percent fourth-quarter 2014 net increase in pretax net unrealized investment portfolio gains, including a $161 million increase for the equity portfolio. The total increase included the offsetting effect of $53 million of pretax net realized gains from investment portfolio security sales or called bonds during the fourth quarter of 2014, including $43 million from the equity portfolio.

CINF 4Q14 Release 9

Balance Sheet Highlights

(In millions except per share data)	At December 31,	At December 31,
	2014	2013
Balance sheet data:
Invested assets	$14,386	$13,564
Total assets	18,753	17,662
Short-term debt	49	104
Long-term debt	791	790
Shareholders’ equity	6,573	6,070
Book value per share	40.14	37.21
Debt-to-total-capital ratio	11.3%	12.8%

•	$14.977 billion in consolidated cash and invested assets at December 31, 2014, up 7 percent from $13.997 billion at year-end 2013.

•	$9.460 billion bond portfolio at December 31, 2014, with an average rating of A2/A. Fair value decreased $62 million or 1 percent during the fourth quarter of 2014.

•
$4.858 billion equity portfolio was 33.8 percent of invested assets, including $2.130 billion in pretax net unrealized gains at December 31, 2014. $192 million or 4 percent fourth-quarter 2014 growth in fair value.

•
$4.472 billion of statutory surplus for the property casualty insurance group at December 31, 2014, up $146 million from $4.326 billion at year-end 2013, after declaring $400 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2014, was 0.9-to-1, unchanged from year-end 2013.

•
Value creation ratio of 12.6 percent for full-year 2014 included 7.2 percent from net income before net realized investment gains and 5.5 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                    Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2013 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 31.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

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•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

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Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(In millions except per share data)	December 31,	December 31,
	2014	2013
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2014—$8,871; 2013—$8,638)	$9,460	$9,121
Equity securities, at fair value (cost: 2014—$2,728; 2013—$2,523)	4,858	4,375
Other invested assets	68	68
Total investments	14,386	13,564
Cash and cash equivalents	591	433
Investment income receivable	123	121
Finance receivable	75	85
Premiums receivable	1,405	1,346
Reinsurance recoverable	545	547
Prepaid reinsurance premiums	29	26
Deferred policy acquisition costs	578	565
Land, building and equipment, net, for company use (accumulated depreciation: 2014—$446; 2013—$420)	194	210
Other assets	75	73
Separate accounts	752	692
Total assets	$18,753	$17,662
Liabilities
Insurance reserves
Loss and loss expense reserves	$4,485	$4,311
Life policy and investment contract reserves	2,497	2,390
Unearned premiums	2,082	1,976
Other liabilities	648	611
Deferred income tax	840	673
Note payable	49	104
Long-term debt and capital lease obligations	827	835
Separate accounts	752	692
Total liabilities	12,180	11,592

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2014 and 2013—500 million shares; issued and outstanding: 2014 and 2013—198.3 million shares)	397	397
Paid-in capital	1,214	1,191
Retained earnings	4,505	4,268
Accumulated other comprehensive income	1,744	1,504
Treasury stock at cost (2014—34.6 million share and 2013—35.2 million shares)	(1,287)	(1,290)
Total shareholders' equity	6,573	6,070
Total liabilities and shareholders' equity	$18,753	$17,662

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Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenues
Earned premiums	$1,086	$1,025	$4,243	$3,902
Investment income, net of expenses	140	137	549	529
Realized investment gains, net	32	6	133	83
Fee revenues	3	2	12	8
Other revenues	1	2	8	9
Total revenues	1,262	1,172	4,945	4,531

Benefits and Expenses
Insurance losses and policyholder benefits	675	664	2,856	2,505
Underwriting, acquisition and insurance expenses	334	324	1,301	1,243
Interest expense	13	14	53	54
Other operating expenses	4	3	14	15
Total benefits and expenses	1,026	1,005	4,224	3,817

Income Before Income Taxes	236	167	721	714

Provision for Income Taxes
Current	53	41	159	178
Deferred	16	4	37	19
Total provision for income taxes	69	45	196	197

Net Income	$167	$122	$525	$517

Per Common Share
Net income—basic	$1.03	$0.75	$3.21	$3.16
Net income—diluted	1.02	0.74	3.18	3.12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

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For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

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Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per outstanding share)	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Value creation ratio:
End of period book value	$40.14	$37.21	$40.14	$37.21
Less beginning of period book value	39.01	35.51	37.21	33.48
Change in book value	1.13	1.70	2.93	3.73
Dividend declared to shareholders	0.44	0.42	1.76	1.655
Total contribution to value creation ratio	$1.57	$2.12	$4.69	$5.385

Contribution to value creation ratio:
From change in book value*	2.9%	4.8%	7.9%	11.1%
From dividends declared to shareholders**	1.1	1.2	4.7	5.0
Value creation ratio	4.0%	6.0%	12.6%	16.1%

* Change in book value divided by the beginning of period book value
** Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net income	$167	$122	$525	$517
Realized investment gains, net	19	3	85	54
Operating income	148	119	440	463
Less catastrophe losses	6	(20)	(133)	(112)
Operating income before catastrophe losses	142	139	573	575
Less noncatastrophe weather losses	(11)	(10)	(109)	(75)
Operating income before catastrophe and noncatastrophe weather losses	$153	$149	$682	$650

Diluted per share data:
Net income	$1.02	$0.74	$3.18	$3.12
Realized investment gains, net	0.13	0.02	0.52	0.32
Operating income	0.89	0.72	2.66	2.80
Less catastrophe losses	0.04	(0.12)	(0.81)	(0.67)
Operating income before catastrophe losses	0.85	0.84	3.47	3.47
Less noncatastrophe weather losses	(0.07)	(0.06)	(0.66)	(0.45)
Operating income before catastrophe and noncatastrophe weather losses	$0.92	$0.90	$4.13	$3.92

CINF 4Q14 Release 15

Cincinnati Financial Corporation

Property Casualty Operations Reconciliation

(In millions)	Three months ended December 31, 2014
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$987	$699	$249	$39
Unearned premiums change	48	31	17	0
Earned premiums	$1,035	$730	$266	$39

Statutory ratios:
Combined ratio	91.8%	94.8%	85.1%	80.4%
Contribution from catastrophe losses	(0.9)	(1.0)	(1.4)	3.0
Combined ratio excluding catastrophe losses	92.7%	95.8%	86.5%	77.4%

Commission expense ratio	19.2%	18.9%	19.0%	26.6%
Other underwriting expense ratio	12.5	13.6	10.3	4.8
Total expense ratio	31.7%	32.5%	29.3%	31.4%

GAAP ratios:
Combined ratio	90.4%	93.6%	83.7%	77.8%
Contribution from catastrophe losses	(0.9)	(1.0)	(1.4)	3.0
Prior accident years before catastrophe losses	2.7	4.4	1.1	(16.1)
Current accident year combined ratio before catastrophe losses	88.6%	90.2%	84.0%	90.9%

(In millions)	Twelve months ended December 31, 2014
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$4,143	$2,922	$1,068	$153
Unearned premiums change	(98)	(66)	(27)	(5)
Earned premiums	$4,045	$2,856	$1,041	$148

Statutory ratios:
Combined ratio	95.1%	94.3%	99.1%	81.8%
Contribution from catastrophe losses	5.1	4.3	7.8	2.0
Combined ratio excluding catastrophe losses	90.0%	90.0%	91.3%	79.8%

Commission expense ratio	18.4%	18.0%	18.3%	27.0%
Other underwriting expense ratio	11.7	12.8	9.7	4.3
Total expense ratio	30.1%	30.8%	28.0%	31.3%

GAAP ratios:
Combined ratio	95.6%	95.1%	99.2%	79.4%
Contribution from catastrophe losses	5.1	4.3	7.8	2.0
Prior accident years before catastrophe losses	(1.8)	(1.5)	(0.1)	(19.6)
Current accident year combined ratio before catastrophe losses	92.3%	92.3%	91.5%	97.0%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

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